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                                                                   EXHIBIT 10.54

                             HIGH SPEED ACCESS CORP.
                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of October, 1999, by and between HIGH SPEED ACCESS CORP, a Delaware corporation (the "Corporation"), and DANIEL J. O'BRIEN ("Optionee").

         RECITALS:

         A. The Corporation has adopted the High Speed Access Corp. 1999 Stock Option Plan ("Plan") to promote the interests of the Corporation and its shareholders by providing selected key employees of the Corporation with additional incentive to invest in shares of the Corporation's common stock, $.01 par value per share ("Shares").

         B. The Corporation believes that such investment should increase the personal interest and special effort of the key employees in providing for the continued success and progress of the business of the Corporation and should enhance the Corporation's efforts to attract and retain competent key employees.

         C. Optionee is one of the key employees for whom the Plan was adopted and the Corporation desires to grant Optionee an option to acquire Shares pursuant to the terms and conditions of the Plan and this Agreement.

         D. Concurrently with the execution hereof, the Corporation and Optionee have entered into an Employment Agreement (the "Employment Agreement") and a Supplemental Executive Compensation Agreement (the "Supplemental Agreement").

         AGREEMENT:

         NOW, THEREFORE, the parties hereby agree as follows:

         1. GRANT OF OPTION; OPTION PRICE. The Corporation hereby grants to Optionee the right and option to purchase ("Option") all or any part of an aggregate of 750,000 Shares (the "Option Shares") on the terms and conditions set forth herein, at a purchase price per Option Share equal to the lower of the Fair Market Value Per Share (as defined under the Plan) on (i) October 1, 1999 and (ii) January 1, 2000 ("Option Price"). To the extent the Option meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), the Option Shares shall be considered incentive stock options as defined in Section 422 of the Code.

         2. TERM OF OPTION AND VESTING. The Option shall continue for a term commencing on the date hereof and ending at 5:00 p.m. Eastern Time on September 2, 2009 ("Termination Date"), unless sooner terminated as provided in Section 5. Subject to the other terms and conditions set forth



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in this Agreement, including without limitation Sections 6 and 7 hereof, the
Option shall vest and Optionee shall have the right to exercise the Option as follows:

                  2.1 FIRST YEAR. Up to twenty percent (20%) of the total Option Shares may be exercised at any time after September 2, 2000.

                  2.2 SECOND YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after two (2) years following September 2, 2001.

                  2.3 THIRD YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after three (3) years following September 2, 2002.

                  2.4 FOURTH YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after four (4) years following September 2, 2003.

                  2.5 FIFTH YEAR. Up to an additional twenty percent (20%) of the total Option Shares may be exercised at any time after five (5) years following September 2, 2004.

         If an installment covers a fractional share, such installment shall be rounded off to the next highest share, except for the final installment, which will be for the balance of the total Option Shares.

         3. CONDITIONS TO EXERCISE OF OPTIONS.

                  3.1 EXERCISE OF OPTION. Optionee may exercise the Option by delivering to the Corporation: [i] seven (7) days' prior written notice ("Exercise Notice") specifying the number of Shares as to which the Option is being exercised and, if determined by counsel for the Corporation to be necessary, representing that such Shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 3.2 hereof), of the Option Price for the number of Shares with respect to which the Option is being exercised, in the manner provided in Section 3.2.

                  3.2 PAYMENT OF OPTION PRICE. The Corporation shall accept as payment for the Option Price cash, a certified or cashiers check, whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Compensation Committee of the Corporation's Board of Directors (the "Committee") established to administer the Plan (including without limitation, assurance satisfactory to the Committee from a broker registered under the Securities Exchange Act of 1934 of the delivery of the proceeds of an imminent sale of Common Stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Optionee), or a combination of such methods of payment, which payment must be delivered to the Corporation with the Exercise Notice.



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                  3.3 DELIVERY OF STOCK ON EXERCISE. On or before the expiration of the seven (7) day Exercise Notice period, and provided that all conditions precedent contained in this Agreement are satisfied, the Corporation shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Corporation, or at such other place as may be mutually acceptable, or, at the election of the Corporation, by certified mail addressed to Optionee at Optionee's address as shown in the records of the Corporation, a certificate or certificates for the number of Shares set forth in the Exercise Notice and for which the Corporation has received payment in the manner prescribed herein. The Corporation may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such Shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules or the requirements of the regulations. Options are exercisable only in whole Shares. If Optionee fails to accept delivery of all or any part of the number of Shares specified in the Exercise Notice upon tender of delivery thereof, Optionee's right to exercise this Option with respect to such undelivered shares may be terminated by the Corporation.

                  3.4 OPTION NOT TRANSFERABLE EXCEPT IN EVENT OF DEATH. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any right hereunder shall be transferable except by will or by the laws of descent and distribution, provided, however, if permitted under the terms of the Plan, as in effect from time to time, transfers of the Option, or portions thereof, shall also be permitted under this Agreement. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Corporation may, in its sole and absolute discretion, terminate the Option by notice to Optionee and it shall thereupon become null and void.

         4. ACCELERATION OF EXERCISE DATES UPON DEATH OR DISABILITY. The Option granted by this Agreement shall vest and become fully exercisable on or after the date of termination of Optionee's employment with the Corporation due to death or Disability.

         5. TERMINATION.

                  5.1 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DISABILITY, DISCHARGE FOR CAUSE, OR DEATH. Upon the termination of Optionee's employment with the Corporation for a reason other than Optionee's Disability, discharge for Cause or death, the Option granted hereunder shall be exercisable, to the extent exercisable at the date of Optionee's termination of employment, at any time prior to the earlier of [a] three (3) months following receipt by Optionee or the Corporation of a notice of termination of employment, or [b] the Termination Date.



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                  5.2 TERMINATION OF EMPLOYMENT BECAUSE OF DISABILITY. If
Optionee's employment with the Corporation terminates because of Optionee's Disability, the Option granted hereunder shall be exercisable at any time within a period ending on the earlier of [a] one year after Optionee's Disability or [b] the Termination Date.

                  5.3 TERMINATION OF EMPLOYMENT BECAUSE OF DISCHARGE FOR CAUSE. This Agreement shall terminate and the Option granted hereunder shall be null and void immediately upon the termination of Optionee's employment with the Corporation through discharge for Cause, as defined in the Employment Agreement.

                  5.4 DEATH OF OPTIONEE. If Optionee dies [i] while employed by the Corporation, or [ii] within three (3) months after ceasing to be an employee of the Corporation, then the Option granted hereunder shall be exercisable by Optionee's personal representative or the person or persons to whom Optionee's rights under the Option shall pass by will or by application of the laws of descent and distribution, at any time within a period ending on the earlier of [a] one (1) year after Optionee's date of death or [b] the Termination Date.

         6. ACCELERATION UPON A CHANGE OF CONTROL. Notwithstanding any provision of this Agreement to the contrary, upon a Change of Control, as defined in
Section 6.4 of this Agreement, the provisions of this Section 6 shall govern the exerciseability of the Option granted hereunder.

                  6.1 ACCELERATION AMOUNT. The term "Change of Control Vested Shares" shall mean the greatest of [i] 250,000, [ii] the number of Option Shares that would have vested in accordance with Section 2 of this Agreement as of the date of the first anniversary of the Change of Control, or [iii] the number of Option Shares that would have vested upon a Change of Control in accordance with
Section 9 of the Plan. The term "Termination - Change of Control Vested Shares" shall mean the greatest of [i] 250,000 or [ii] the number of Option Shares that would have vested in accordance with Section 2 of this Agreement as of the date of the second anniversary of the Change of Control.

                  6.2 VESTING UPON CHANGE OF CONTROL. Upon a Change of Control, the Change of Control Vested Shares shall automatically vest and become immediately exercisable by Optionee.

                  6.3 VESTING UPON TERMINATION FOLLOWING CHANGE OF CONTROL. If Optionee's employment with the Corporation is terminated without Cause or for Good Reason (as defined in Section 6.4 of this Agreement) within the six month period following a Change of Control, then, to the extent not previously vested and exercisable, the Termination - Change of Control Vested Shares shall automatically vest and become immediately exercisable by Optionee.



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                  6.4 DEFINITIONS.

                  A. For purposes of this Agreement, "Change of Control" shall mean (i) the purchase or other acquisition, sale or transfer of more than fifty percent (50%) of the combined voting power of the Corporation, or (ii) the approval by the stockholders of the Corporation of a reorganization, merger, consolidation, or share exchange, in each case with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power; provided, however, that none of the foregoing shall be considered a Change of Control if Vulcan Ventures Incorporated or any affiliate or affiliates thereof shall be the purchasing or acquiring person or entity or shall as a result of such transaction own fifty percent (50%) or more of the combined voting power of the Corporation or the surviving entity in such transaction.

                  B. For purposes of this Agreement, "Cause" shall mean that Optionee's employment with the Corporation shall have terminated upon the occurrence of any of the following events:

                           (a) The discharge of Optionee for willful misconduct, dishonesty or fraud on Optionee's part in connection with the performance of any of his duties under the Employment Agreement; or

                           (b) The discharge of Optionee for a material breach by Optionee of any of the terms of Sections 8 or 10 of the Employment Agreement; or

                           (c) The discharge of Optionee upon a determination by the Board of Directors of the Corporation, acting in good faith and with reasonable justification, that Optionee's performance in his position as Chief Operating Officer of the Corporation has been unsatisfactory, after first having given written notice to Optionee that his performance has been unsatisfactory (which notice shall set forth in reasonable detail the nature of the unsatisfactory performance), and Optionee having failed to cure such unsatisfactory performance within thirty (30) days thereafter to the reasonable satisfaction of the Board; or

                           (d) The discharge of Optionee for conviction of a felony or a crime involving moral turpitude.

                  C. For purposes of this Agreement, "Good Reason" shall mean that Optionee shall have terminated his employment with the Corporation upon the determination by Optionee that any or more of the following events has occurred:

                           (a) a material change in Optionee's duties as Chief Operating Officer or an adverse change in Optionee's title; or



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                           (b) any reduction by the Corporation in Optionee's
         Salary or a material reduction in Optionee's benefits.

         7. ACCELERATION UPON CERTAIN TERMINATION EVENTS. Upon Optionee's termination of employment with the Corporation without Cause or for Good Reason, within the six month period following the Corporation's hiring of a chief executive officer, 250,000 of the Option Shares shall (to the extent not then vested and exercisable) automatically vest and become exercisable by Optionee.

         8. ADJUSTMENT OF SHARES. In the event of capital adjustment after the Date of Grant in the Common Stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Corporation, a proportionate adjustment shall be made in the Option Price and the number and kind of shares of Common Stock covered by outstanding Options granted pursuant to this Agreement. By virtue of such a capital adjustment, the price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. Such determination by the Compensation Committee shall be conclusive.

         9. SECURITIES LAWS. Optionee understands that the shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Corporation does not contemplate registering, and is under no obligation to register, such securities. Optionee understands and agrees that the shares issuable upon exercise of the Option may not be sold, transferred, pledged or otherwise disposed of unless they are subsequently registered under the Act and, where required, under the laws of other jurisdictions or an exemption from registration is available and the Corporation is in receipt of an opinion of counsel satisfactory to the Corporation to such effect.

         10. TAX WITHHOLDING. The Corporation shall have the right to require Optionee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Corporation shall have the right to withhold from any payment due Optionee or retain Common Stock otherwise payable to the Optionee pursuant to exercise of an Option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.

         11. MISCELLANEOUS PROVISIONS.

                  11.1 OPTION TERMINATES UPON TERMINATION DATE. Notwithstanding any provision contained herein to the contrary, this Option shall terminate and become null and void and of no effect after the Termination Date.



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                  11.2 NO RIGHTS AS A SHAREHOLDER. Optionee shall not have any of the rights of a shareholder regarding the Option Shares, except to the extent that certificate(s) for such Option Shares shall have been issued upon the exercise of the Option as provided herein.

                  11.3 CAPTIONS. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

                  11.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  11.5 ENTIRE AGREEMENT. This Agreement, the Employment Agreement, the Supplemental Agreement (which is incorporated by reference herein as if fully set forth herein) and the Plan contain the entire agreement between the parties regarding its subject matter. It supersedes all prior written or contemporaneous oral agreements related thereto.

                  11.6 AMENDMENT AND MODIFICATIONS. No amendment or other modification to this Agreement shall be binding upon any party unless executed in writing by all of the parties hereto.

                  11.7 WAIVER. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  11.8 CUMULATIVE REMEDIES. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative of every other right or remedy.

                  11.9 CAPITALIZED TERMS. Capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Plan unless otherwise defined herein.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       HIGH SPEED ACCESS CORP.



                                       By: /s/ David A. Jones, Jr.
                                          --------------------------------------

                                       Title: Chairman
                                             -----------------------------------

                                                 ("Corporation")



                                           /s/ Daniel J. O'Brien
                                       -----------------------------------------
                                       DANIEL J. O'BRIEN
                                                 ("Optionee")



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